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                                                                    EXHIBIT 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 and to the incorporation by reference therein of our reports dated June 18, 1998, with respect to the consolidated financial statements of Genta Incorporated and the financial statements of Genta Jago Technologies B.V., included in the Genta Incorporated Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                    /s/ ERNST & YOUNG LLP


San Diego, California
November 14, 2000